Exhibit 3.31

CERTIFICATE OF INCORPORATION

OF

SPIRIT GLOBAL ENERGY SOLUTIONS, INC.

FIRST: The name of the corporation is Spirit Global Energy Solutions, Inc. (the “Corporation”).

SECOND: The address of the Corporation’s registered office in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purpose to be conducted or promoted by the Corporation is to engage in the oil and gas and wind power business and in any other lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is Ten Million (10,000,000), of the par value of $.01 each, to be designated “Common Stock”.

FIFTH: The name of the incorporator of the Corporation is Gerry J. Weisenfels and the mailing address of such incorporator is 300 N. Marienfeld, Suite 700, Midland, Texas 79701.

SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(a) Management. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(b) Number of Directors. The number of directors of the Corporation shall be not less than one nor more than eleven as fixed from time to time by or pursuant to the Bylaws of the Corporation. Each director shall hold office until his or her successor is elected and qualifies or until his or her earlier resignation or removal. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

(c) Initial Director. The name and mailing address of the person who is to serve as director until the first annual meeting of the holders of capital stock of the Corporation or until his successor is elected and qualifies are:

Name:	Mailing Address:

John Matthew Raglin	3323 North Midland Drive
Suite 113
Midland, Texas 79707

SEVENTH: (a) Elimination of Certain Liability of Directors. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of duty as a director. Without limiting the foregoing in any respect, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of

CERTIFICATE OF INCORPORATION OF SPIRIT GLOBAL ENERGY SOLUTIONS, INC. - PAGE 1

duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

(b) Indemnification and Insurance.

(i) Right to Indemnification. (A) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, or serves, in any capacity, any corporation, partnership or other entity in which the Corporation has a partnership or other interest, including without limitation service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including without limitation attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; and (B) the Corporation shall indemnify and hold harmless in such manner any person designated by the Board of Directors, or any committee thereof, as a person subject to this indemnification provision, and who was or is made a party or is threatened to be made a party to a proceeding by reason of the fact that he, she or a person of whom he or she is the legal representative, is or was serving at the request of the Board of Directors of the Corporation as a director, officer, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise whether such request is made before or after the acts taken or allegedly taken or events occurring or allegedly occurring which give rise to such proceeding; provided, however, that, except as provided in subsection (b)(ii) of this Article SEVENTH, the Corporation shall indemnify any such person seeking indemnification pursuant to this subsection (i) in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred herein shall be a contract right based upon an offer from the Corporation which shall be deemed to have been made to a person subject to clause (A) of this subsection (i) on the date hereof and to a person subject to clause (B) of this subsection (i) on the date designated by the Board of Directors, shall be deemed to be accepted by such person’s service or continued service as a director or officer of the Corporation for any period after the offer is made and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as the director or officer (and not in any other capacity in which

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service was or is rendered by such person while a director or officer, including without limitation service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this subsection (i) or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees or agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(ii) Right of Claimant to Bring Suit. If a claim under Section (b)(i) of this Article SEVENTH is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall, in and of itself, be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(iii) Non-exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section (b) shall not be exclusive of any right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

(iv) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

(v) Severability. If any subsection of this Section (b) shall be deemed to be invalid or ineffective in any proceedings, the remaining subsections hereof shall not be affected and shall remain in full force and effect.

EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

[Signature Page to Follow]

CERTIFICATE OF INCORPORATION OF SPIRIT GLOBAL ENERGY SOLUTIONS, INC. - PAGE 3

IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does hereby make and file this Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set the incorporator’s hand this 18th day of August, 2008.

/s/ Gerry J. Weisenfels
Gerry J. Weisenfels
Incorporator

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION

OF

SPIRIT GLOBAL ENERGY SOLUTIONS, INC.

Spirit Global Energy Solutions, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

The amendment to the Corporation’s Certificate of Incorporation set forth in the following resolution was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware:

“RESOLVED, that the Certificate of Incorporation of the Corporation be amended by striking Article FOURTH in its entirety and replacing therefor:

‘FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is One Hundred fifty Million (150,000,000), of the par value of $.01 each, to be designated “Common Stock”.’”

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officer this 15th day of July, 2011.

SPIRIT GLOBAL ENERGY SOLUTIONS, INC.

By:	/s/ John M. Raglin
John M. Raglin, President

CERTIFICATE OF MERGER OF

SPIRIT GLOBAL ACQUISITION CO. LLC

a Delaware limited liability company

WITH AND INTO

SPIRIT GLOBAL ENERGY SOLUTIONS, INC.

a Delaware corporation

The undersigned, Spirit Global Energy Solutions, Inc., does hereby certify:

FIRST: That the name and state of incorporation or formation of each of the constituent entities of the merger are as follows:

NAME	STATE OF INCORPORATION OR FORMATION
Spirit Global Energy Solutions, Inc. Spirit Global Acquisition Co. LLC	Delaware Delaware

SECOND: That an Agreement and Plan of Merger dated September 20, 2013, by and between the constituent entities has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with the requirements of Section 264 of the General Corporation Law of the State of Delaware and Section 18-209 of the Delaware Limited Liability Company Act.

THIRD: That the name of the surviving corporation of the merger is Spirit Global Energy Solutions, Inc., a Delaware corporation.

FOURTH: That the Certificate of Incorporation of the surviving corporation, as in effect immediately prior to the merger, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: That this Certificate of Merger shall be effective at the time this Certificate of Merger shall have been filed in the office of the Secretary of State of the State of Delaware.

SIXTH: That the executed Agreement and Plan of Merger is on file at the principal office of the surviving corporation at 3406 South State Highway 349, Midland, Texas 79706.

SEVENTH: That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any member of any constituent limited liability company or any stockholder of any constituent corporation.

IN WITNESS WHEREOF, said surviving corporation has caused this Certificate of Merger to be signed by an authorized officer, this 20th day of September, 2013.

SPIRIT GLOBAL ENERGY SOLUTIONS, INC.

By: /s/ Daniel A. Newman
Name: Daniel A. Newman
Title: President

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SPIRIT GLOBAL ENERGY SOLUTIONS, INC.

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

Spirit Global Energy Solutions, Inc., a corporation duly organized and existing under the

General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That the board of directors of the Corporation (the “Board of Directors”), by the unanimous written consent of its members filed with the minutes of the Board of Directors, adopted the following resolutions proposing and declaring advisable an amendment to the Certificate of Incorporation of the Corporation:

RESOLVED, that the Certificate of Incorporation be amended by deleting and replacing the fourth Article thereof, so that, as amended, the fourth Article shall be and read in its entirety as follows:

“FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is fifteen thousand (15,000), of the par value of $0.01 each, to be designated “Common Stock”.

Upon the filing and effectiveness (the “Effective Time”) pursuant to the Delaware General Corporation Law of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, each ten thousand (10,000) shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the holder thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”). Fractional shares may be issued in connection with the Reverse Stock Split. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined.”

SECOND: That, in lieu of a special meeting and vote of the sole stockholder of the Corporation (the “Sole Stockholder”), the Sole Stockholder has given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”).

THIRD: That said amendment was duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the DGCL.

FOURTH: That this Certificate of Amendment of the Certificate of Incorporation of Spirit Global Energy Solutions, Inc. shall be effective upon filing with the Secretary of State of the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Paul Mahoney, its President, this 18th day of December, 2014.

By: /s/ Paul Mahoney
Name: Paul Mahoney
Title: President

[Signature Page - Certificate of Amendment (COI) (SGES Reverse Stock Split)]